EXHIBIT 24

SUBSTITUTION POWER OF ATTORNEY

      1. Each of James P. Abel, Stephen F. Butterfield, Thomas E. Henning, Brian J. O'Connor and Michael D. Reardon (each a "Section 16 Reporting Person") has previously executed a Power of Attorney (the "Power of Attorney") which provides, among other things, that the Section 16 Reporting Person has constituted and appointed the undersigned as a true and lawful attorney-in-fact, with full power of substitution, for such Section 16 Reporting Person to, among other things, complete, execute and file on behalf of the Section 16 Reporting Person, in the Section 16 Reporting Person's capacity as an officer and/or director of Nelnet, Inc. (the "Company"), Forms 3, 4 and 5 (or any analogous form), including amendments, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

      2. Pursuant to the full power of substitution granted to the undersigned by each Power of Attorney, the undersigned hereby constitutes and appoints Craig A. Stoner, Andrew Slain and Angie R. Miller as substitute attorneys-in-fact for the undersigned, with each such substitute attorney-in-fact to have full power to act alone, and hereby authorizes each such substitute attorney-in-fact to exercise all of the undersigned's powers provided for in each Power of Attorney, including full power and authority to do and perform each and every act necessary or desirable in connection with such powers, as fully, to all intents and purposes, as the undersigned might or could do if personally present.  Such appointment of the substitute attorneys-in-fact shall not affect the ability of the undersigned to continue to act as attorney-in-fact under each Power of Attorney.

      3. The appointment of each of the substitute attorneys-in-fact as set forth above shall remain in full force and effect with respect to each Power of Attorney executed by a Section 16 Reporting Person until the earlier of (i) with respect to any such Power of Attorney, the Section 16 Reporting Person is no longer required to file Forms 4 or 5 (or any analogous form) with respect to such Section 16 Reporting Person's holdings of and transactions in securities issued by the Company, (ii) with respect to any such Power of Attorney, the Power of Attorney is revoked by the Section 16 Reporting Person in a signed writing delivered to the undersigned, which shall in turn be promptly delivered by the undersigned to the substitute attorneys-in-fact, (iii) the revocation by the undersigned of the appointment of the substitute attorney-in-fact in a signed writing delivered to the substitute attorney-in-fact, or (iv) the substitute attorney-in-fact ceases to be an employee of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Substitution Power of Attorney to be executed as of this 3rd day of July, 2008.

/s/  William J. Munn
William J. Munn